SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)
56-0906609 (IRS Employer Identification No.)
BANK OF AMERICA CORPORATION Bank of America Corporate Center Charlotte, North Carolina (Address of principal executive offices)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

      Securities Act registration statement file number to which this form relates: 333-112708

      Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered Minimum Return - Return Linked Notes, due June 24, 2010, Linked to the Nikkei 225 Index	Name of each exchange on which each class is to be registered American Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

       The securities to be registered hereby are the Bank of America Corporation Minimum Return - Return Linked Notes, due June 24, 2010, Linked to the Nikkei 225 Index (the "Notes"). A description of the Notes registered hereunder is set forth under the caption "Description of Debt Securities" in the prospectus included in the Registrant's Form S-3 Registration Statement (Registration No. 333-112708) (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on February 11, 2004, as supplemented by the information under the caption "Description of the Notes" in the prospectus supplement dated April 15, 2004 filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and "Description of the Notes" in the pricing supplement dated June 21, 2004 filed with the SEC pursuant to Rule 424(b) promulgated under the Act, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing
4.1	Form of Registrant's Minimum Return - Return Linked Notes, due June 24, 2010, Linked to the Nikkei 225 Index
4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (Registration No. 333-57533); as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed November 18, 1998 and a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant's Current Report on Form 8-K filed June 14, 2001.

SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.

                                                                               BANK OF AMERICA CORPORATION

Date: June 21, 2004                                                 By: /s/ KAREN A. GOSNELL
                                                                                           KAREN A. GOSNELL
                                                                                           Senior Vice President

Exhibit Index

4.1	Form of Registrant's Minimum Return - Return Linked Notes, due June 24, 2010, Linked to the Nikkei 225 Index
4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (Registration No. 333-57533); as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed November 18, 1998 and a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant's Current Report on Form 8-K filed June 14, 2001.